UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 27, 2006

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement

The information contained in Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 27, 2006, Cal R. Hoagland, the Senior Vice President and Chief Financial Officer (principal financial officer) of Avanex Corporation (the “Company”) departed the Company. The Company has appointed Marla Sanchez as Senior Vice President and Chief Financial Officer of the Company, effective October 27, 2006.

Ms. Sanchez, age 50, previously served as a consultant to SDL Ventures, an investment firm, from January 2005 to October 2006, and in that capacity has served as Interim Chief Financial Officer for two of SDL Ventures’ portfolio companies. From April 2001 until January 2005, Ms. Sanchez was a consultant and a private investor. From January 1999 until April 2001, Ms. Sanchez served as Corporate Controller for SDL, Inc., a fiber optic company. Previously, Ms. Sanchez served as Director, Manufacturing Finance and Cost Systems at VLSI Technology, as Division Controller at Diasonics Corporation and as Corporate Controller at Ridge Computers. Ms. Sanchez holds an MBA from the University of Santa Clara and BS and MS degrees from Stanford University.

In connection with Ms. Sanchez’s appointment as Senior Vice President and Chief Financial Officer, Ms. Sanchez will be paid an annual base salary of $260,000. In addition, Mr. Sanchez will receive an option to purchase 450,000 shares of the Company’s Common Stock at the current fair market value on the effective date of grant. One-fourth of the shares subject to the option shall vest one year after the commencement of Ms. Sanchez’s employment with the Company, and 1/48th of the shares subject to the option shall vest monthly thereafter, so that the option shall be fully vested four years from the date of commencement of employment. In addition, Ms. Sanchez will be granted 255,000 restricted stock units, one fourth of which shall vest one year after the commencement of Ms. Sanchez’s employment with the Company, and 1/48th of which shall vest monthly thereafter, so that the restricted stock units shall be fully vested four years from the date of commencement of employment. The vesting of the shares subject to the option and the restricted stock unit may be accelerated in specified circumstances. In addition, Ms. Sanchez will be eligible to participate in the Company’s Executive Bonus Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ MARLA SANCHEZ
Marla Sanchez Senior Vice President and Chief Financial Officer

Date: October 30, 2006

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